UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)

1825 K Street
Suite 510
Washington, D.C. 20006
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2018, GT Biopharma, Inc. (hereinafter the “Company”) entered into indemnification agreements, in substantially the form attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Indemnification Agreement”), with each director serving on the Company’s board of directors (the “Board”) and each current executive officer of the Company. The Indemnification Agreement is intended to be entered into by the Company with its directors and executive officers on or after July 2, 2018.

Under the Indemnification Agreement, the Company agrees to indemnify each director and executive officer against any and all expenses to the fullest extent permitted by the laws of the State of Delaware, if the director/executive officer was, is, becomes or is threatened to be made a party to or witness or other participant in a claim or proceeding by reason of or arising in part out of the director’s/executive officer’s service as a director, officer, employee or other agent of the Company or any of its subsidiaries. The Indemnification Agreement also provides for, among other things, the advancement of expenses reasonably incurred by a director/executive officer prior to final disposition of any claim or proceeding that relates to the Company indemnification obligations, subject to reimbursement in the event such director/executive officer is ultimately determined not to be entitled to indemnification under the terms of the Indemnification Agreement and applicable Delaware law, and the maintenance by the Company of director and officers’ liability insurance covering the director/executive officer.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the form of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, each of Shawn Cross and Federica O’Brien resigned from the Board. Mr. Cross also resigned from his position as Chief Executive Officer of the Company. These resignations were effective as of July 2, 2018 and did not involve any disagreement with the Company.

On July 3, 2018, the Board appointed Dr. Raymond Urbanski as the Chief Executive Officer of the Company and the Chairman of the Board and Dr. John N. Bonfiglio as a member of the Board.

Dr. Urbanski, age 58, has been the Company’s President since May 2018, and has been the Company’s Chief Medical Officer since September 2017. Before joining the Company, he was the Chief Medical Officer for MannKind Corporation (NASDAQ:MNKD) from August 2015 to September 2017. He was the Chief Medical Officer for Mylan Inc. (NASDAQ:MYL) from August 2012 to September 2014. Dr. Urbanski spent eight years with Pfizer Inc. (NYSE:PFE), or Pfizer, and held several positions with Pfizer, including Vice President and Chief Medical Officer of the Established Products Business Unit, Senior Medical Director of Oncology Clinical R&D, Senior Medical Director of Breast Cancer Products and Medical Director of Diversified Products. He brings extensive experience in developing and overseeing clinical studies, including Phase 3b and Phase 4 studies (including line extensions) for sunitinib (Sutent), exemestane (Aromasin), irinotecan (Camptosar), epirubicin (Ellence), axitinib, IGF1R inhibitor, and tremilimumab. In addition to his role with Pfizer, Dr. Urbanski has also served as Chief Medical Officer of Metabolex Inc. from October 2011 to June 2012, and senior director of U.S. Medical Affairs for Aventis (NYSE:SNY). Dr. Ubanski received his Ph.D, and M.D. from the University of Medicine and Dentistry of New Jersey – New Jersey Medical School.

Before joining the Company, Dr. Bonfiglio, was a consultant to TapImmune Corporation (NASDAQ:TPIV) from February 2015 to July 2016, and later served as TapImmune Corporation’s President and Chief Operating Officer from July 2016 to April 2017. He was the President and Chief Executive Officer of Oragenics (NYSEAMERICAN:OGEN) from May 2011 to November 2014. He brings extensive business management and strategic growth experience, with a focus on the biopharmaceutical drug industry. Dr. Bonfiglio previously served on the boards of directors of TapImmune Corporation and Microlin Therapeutics. Dr. Bonfiglio received his Ph.D. from the University of California at San Diego and his M.B.A. from Pepperdine University.

Dr. Urbanski’s compensation is not currently expected to change in connection with this appointment. As previously disclosed, Dr. Urbanksi is currently under a three-year employment agreement pursuant to which he is paid an annual salary of $400,000 and he received a restricted stock award of 1,528,898 common shares that vests over two years. Dr. Urbanksi will not receive any additional compensation in connection with his position as a member of the Board.

Dr. Bonfiglio will be paid an annual stipend of $42,500 for director compensation and an additional $15,000 for Chairing a Committee and $5,000 as a member of a Committee. He will also be granted 150,000 stock options that vest monthly over three years beginning on July 3, 2018. Vesting will accelerate if the Company undergoes a change of control transaction for cash.

Each of Dr. Urbanksi and Dr. Bonfiglio is expected to enter into an Indemnification Agreement with the Company, the terms of which are described in Item 1.01 of this Current Report on Form 8-K and the form of such agreement is filed herein as Exhibit 10.1. There are no arrangements or understandings between Dr. Bonfiglio and any person pursuant to which he was appointed as a member of the Company’s Board. There are no transactions in which Dr. Urbanksi or Dr. Bonfiglio had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 Exhibits.

10.1
Form of Indemnification Agreement

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: July 3, 2018	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer